Exhibit 23.1




                               Consent of Independent Public Accountants




   As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated January 27, 1995 included in Marshall & Ilsley Corporation's Form 10-K for the year ended December 31, 1994 and to all references to our Firm included in this registration statement.




                                                         ARTHUR ANDERSEN LLP


            Milwaukee, Wisconsin

            November 17, 1995